                                                                      Exhibit 11


                         CASEY'S GENERAL STORES, INC.
                       Computation of Per Share Earnings
          (Dollars in Thousands, Except Share and Per Share Amounts)

                                     Three Months Ended
                                         October 31,
                                   -----------------------
                                      2000         1999
                                   -----------  ----------
Basic earnings per share
------------------------

Weighted average number of
   shares outstanding               49,471,095  52,737,129
                                   ===========  ==========

Net income                         $    13,828      12,662
                                   ===========  ==========

Basic earnings per common share    $       .28         .24
                                   ===========  ==========


Diluted earnings per share
--------------------------

Weighted average number of
   shares outstanding               49,471,095  52,737,129

Shares applicable to
   stock options                       158,565     236,262
                                   -----------  ----------

                                    49,629,660  52,973,391
                                   ===========  ==========

Net Income                         $    13,828      12,662
                                   ===========  ==========

Diluted earnings per common
   share                           $       .28         .24
                                   ===========  ==========

                                                                      Exhibit 11


                         CASEY'S GENERAL STORES, INC.
                       Computation of Per Share Earnings
          (Dollars in Thousands, Except Share and Per Share Amounts)

                                        Six Months Ended
                                           October 31,
                                     -----------------------
                                         2000        1999
                                     -----------  ----------
Basic earnings per share
------------------------

Weighted average number of
   shares outstanding                 49,462,095  52,727,645
                                     ===========  ==========

Net income                           $    29,553      27,313
                                     ===========  ==========

Basic earnings per common share      $       .60         .52
                                     ===========  ==========


Diluted earnings per share
--------------------------

Weighted average number of
   common shares:

Weighted average number of
   shares outstanding                 49,462,095  52,727,645
Shares applicable to
   stock options                         137,402     248,372
                                     -----------  ----------

                                      49,599,497  52,976,017
                                     ===========  ==========

Net Income                           $    29,553      27,313
                                     ===========  ==========

Diluted earnings per common share    $       .60         .52
                                     ===========  ==========